SECOND AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of August 30, 2012, to the Fund Administration Servicing Agreement, dated as of July 21, 2008, as amended April 28, 2011 (the "Agreement"), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the "Trust") on behalf of the Schooner Funds (the "Funds") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Joseph Neuberger	By: /s/ Michael R. McVoy

Printed Name: Joseph Neuberger	Printed Name: Michael R. McVoy

Title: Chairman	Title: Executive Vice President

Amended Exhibit B
to the
Fund Administration Servicing Agreement – Trust for Professional Managers
FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE at July 21, 2008

Domestic Funds
Annual Fee Based Upon Market Value Per Fund*
 12 basis points on the first $__ million
 8 basis points on the next $__ million
 5 basis points on the balance
 Minimum annual fee:  $__ per fund

International Funds
Annual Fee Based Upon Market Value Per Fund*
20 basis points on the first $__ million
15 basis points on the next $__ million
10 basis points on the next $__ million
6 basis points on the balance
Minimum annual fee:  $__ per fund

Plus Out-Of-Pocket Expenses – Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, third party auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services – multiple classes, legal administration, SEC §15(c) reporting, Advisor Information Source data delivery, daily fund compliance testing, daily pre- and post-performance reporting.

Fees are billed monthly.

* Subject to annual CPI increase, Milwaukee MSA.

Advisor signature is not required at June, 2012 as the fund administration fees on this page 2, are not changing.

Amended Exhibit B (continued) to the Fund Administration Servicing Agreement –
Trust for Professional Managers

Chief Compliance Officer Services
U.S. Bancorp provides the Chief Compliance Officer (CCO) for each fund serviced within the Multiple Series Trust.  Compliance functions performed by USBFS provided CCO include, but are not limited to:
    •  Designation as the Trust’s Chief Compliance Officer
    •  Periodic and Annual Reporting to MST Fund Board
    •  Board Meeting Presentation and Board Support
    •  MST Fund Board Liaison for All Compliance Matters
    •  Daily Resource to Advisor CCO and Fund Board
    •  Review of Advisor Compliance Policies, Procedures and Controls
    •  Review of USBFS/USB Critical Procedures & Compliance Controls
    •  Due Diligence Review of Advisor and USBFS Service Facilities
    •  Testing, Documentation and Reporting of Advisor and USBFS/USB Compliance Policies, Procedures and Controls

Compliance functions performed by USBFS Risk Management Team include, but are not limited to:
    •  Quarterly USBFS Certification to Trust CCO
    •  Business Line Functions Supported
            •  Fund Administration and Compliance
            •  Transfer Agent and Shareholder Services
            •  Fund Accounting
            •  Custody Services
            •  Distribution Services
    •  CCO Portal – Web On-line Access to Fund CCO Documents
    •  Periodic CCO Conference Calls
    •  Dissemination of Industry/Regulatory Information
    •  Client & Business Line Compliance Education & Training

Chief Compliance Officer Annual Fees (Per Advisor Relationship/Fund)*
▪  $__ for the first fund (subject to Board approval)
▪  $__ for each additional fund (subject to change based on Board review and approval)
▪  $__ /sub-advisor per fund

Plus Out-Of-Pocket Expenses – including but not limited to CCO team travel related costs to perform due diligence reviews at Advisor facilities
Fees are billed monthly.

*Subject to annual CPI increase, Milwaukee MSA.

Amended Exhibit B (continued) to the Fund Administration Servicing Agreement –
Trust for Professional Managers
FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at June, 2012

Multiple Classes
    __ basis point at each level
    $__ per class minimum

Annual Legal Administration (INCLUDED IN ANNUAL FEE)
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪  $__ additional minimum

Additional Services (NOT INCLUDED IN ANNUAL FEE)
▪  New fund launch – as negotiated based upon specific requirements
▪  Subsequent new fund launch – $__ project
▪  Subsequent new share class launch – $__ project
▪  Multi-managed funds – as negotiated based upon specific requirements
▪  Proxy – as negotiated based upon specific requirements

Daily Compliance Services (Charles River)
▪  Base fee – $__ /fund per year
▪  Setup – $__ /fund group
▪  Data Feed  – $__ /security per month

Section 15(c) Reporting
▪  $__ /fund per report – first class
▪  $__  /additional class report

Equity Attribution (Morningstar Direct)
▪  $__ first user
▪  $__ second user
▪  $__ thereafter
▪
Daily Pre- and Post-Tax Fund (INCLUDED IN ANNUAL FEE) and/or Sub-Advisor Performance Reporting
▪  Performance Service – $__ /CUSIP per month
▪  Setup – $__/CUSIP
▪  Conversion – quoted separately
▪  FTP Delivery – $  setup /FTP site

Advisor’s Signature below acknowledges approval of the Fund Administration fee schedules on page 3 and 4 of this Amended Exhibit B.
Schooner Investment Group LLC

By: /s/ Jeremy McCann

Name: Jeremy McCann

Title:  Chief Operating Officer        Date: September 6, 2012